Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 1Life Healthcare, Inc. of our report dated February 21, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in 1Life Healthcare, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 21, 2023